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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cellco Partnership and Verizon Wireless Capital LLC on Form S-4 of our report dated March 7, 2002 (April 24, 2002 as to Recently Issued Accounting Pronouncements described in
Note 2), relating to the financial statements of Cellco Partnership, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/  DELOITTE & TOUCHE LLP

New York, New York
July 9, 2002